EXHIBIT 5



                                  April__, 1999


Mr. Sherwood C. Moody                               Mr. Larry W. Brubaker
President and Chief Executive Officer               President
CLEARFIELD BANK & TRUST COMPANY                     PENN LAUREL FINANCIAL CORP.
11 North Second Street                              434 State Street
Clearfield, PA 16830                                Curwensville, PA 16833

                  RE: Merger of CSB Bank into Clearfield Bank & Trust Company Our File No. 831-98

Dear Messrs Moody and Brubaker::

     In connection with the proposed offering of up to 559,505 shares of common stock, par value $5.00 per share (the "Common Stock"), by Penn Laurel Financial Corp. (the "Company"), covered by the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Common Stock, we, as special counsel to the Company, have reviewed:

     1.   Articles of Incorporation of the Company;

     2.   The Bylaws of the Company;

     3. Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;

     4. The Agreement and Plan of Reorganization, dated December 31, 1998 among, the Company, CSB Bank and Clearfield Bank & Trust Company (the "Agreement");

     5.   The Registration Statement; and

     6.   Copies of the certificates representing shares of the Common Stock.



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     Based on our review of the foregoing, it is our opinion that:

          a. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of the Commonwealth; and

          b. The Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms described in the Registration Statement and the Agreement, will be legally issued by the Company and fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us in the related Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,



                                                     ---------------------------
                                                     SHUMAKER WILLIAMS, P.C.